Exhibit 99.1

GeneDx Reports Third Quarter 2026 Financial Results
•Reported third quarter 2026 revenue of $123.1 million, including $110.4 million in exome and genome revenue
•Reported exome and genome volume growth of 25% year-over-year with accession growth of 28% year-over-year
•Expanded adjusted gross margin(1) to 72% and adjusted net income(1) to $8.6 million
•Reiterating full year 2026 revenue guidance of $475 to $490 million
•Hosting conference call today at 4:30 p.m. ET

GAITHERSBURG, Md., November 9, 2026 — GeneDx Holdings Corp. (Nasdaq: WGS), the leader in rare disease diagnosis and improving health through the power of genomic data, today reported its financial results for the third quarter of 2026.
“Our Q3 results reflect profitable execution in a growing market, as we translate the rising demand for exome and genome testing into durable revenue growth,” said Katherine Stueland, CEO of GeneDx. “Our priorities are clear: improve the economics of our testing, expand utilization, and deliver leading products at scale. By uniting these priorities with our clinical expertise and differentiated exome and genome capabilities, we are bringing life-changing answers to more families.”

Third Quarter 2026 Financial Results (Unaudited)(1)
Revenue
•Revenue grew to $123.1 million, an increase of 5% year-over-year.
•Exome and genome test revenue grew to $110.4 million, an increase of 12% year-over-year.
Exome and genome volume
•Exome and genome test result volume grew to 32,134, an increase of 25% year-over-year, with accession growth of 28% year-over-year.
Gross margin
•Adjusted gross margin of 72% in the third quarter of 2026 is up from 70% in the second quarter of 2026 and compares to 74% in the third quarter of 2025.
◦GAAP gross margin was 70%.
Operating expenses
•Adjusted total operating expenses were $79.4 million, representing 65% of revenue.
◦Total GAAP operating expenses were $96.5 million.
Net income
•Adjusted net income was $8.6 million, up $8.2 million from the second quarter of 2026 and compared to adjusted net income of $16.1 million in the third quarter of 2025.
◦GAAP net loss was $12.3 million.
Cash position
•Cash, cash equivalents, marketable securities and restricted cash was $171.1 million as of September 30, 2026.
(1)Adjusted gross margin, adjusted total operating expenses and adjusted net income are non-GAAP financial measures. See appendix for a reconciliation of GAAP to non-GAAP figures presented.

GeneDx 2026 Guidance
GeneDx has updated its 2026 guidance and has provided guidance for the fourth quarter of 2026. Management expects GeneDx to deliver:

Metric	Full Year 2026 Previous Guidance	Full Year 2026 Updated Guidance	Fourth Quarter 2026 Guidance
Revenue	$475 to $490 million	$475 to $490 million	$135 million
Exome and genome volume	At least 30% growth	At least 28% growth	34,500 tests
Exome and genome revenue	At least 20% growth	At least 17% growth	$121 million
Adjusted gross margin	Approximately 70%	Approximately 71%	At least 71%
Adjusted net income	Positive	Approximately $12 million	Approximately $12 million

Third Quarter 2026 and Recent Business Highlights
Strategic Expansion and Market Leadership
•Announced genome testing portfolio enhancement with long-read whole genome sequencing, reflecting GeneDx's continued focus on genome innovation to expand diagnostic capabilities and deliver more answers to more patients.
•Launched additional customer experience features, including simplified test reports, easy ordering, and report guides to simplify genomic testing from ordering through understanding and communicating results.
•Launched a new online offering designed to expand accessibility of exome testing for pediatric patients with global developmental delay (GDD), intellectual disability (ID) or epilepsy by enabling families to initiate genetic testing online and connect with licensed healthcare providers who can review medical information, order testing, and deliver results without requiring traditional in-person visits.
•Collaborated with Mirum Pharmaceuticals to launch a sponsored testing program, providing no-cost exome testing for eligible patients with unexplained cholestasis, early onset cataracts, or suspected or confirmed peroxisome biogenesis disorder–Zellweger spectrum disorder (PBD-ZSD).
•Partnered with Beren Therapeutics P.B.C. to launch the NPC GenomeComplete Sponsored Testing Program, providing no-cost comprehensive genome sequencing for eligible pediatric patients with clinical findings, family history, or biomarker evidence suggestive of Niemann-Pick Disease Type C (NPC).
Expanded Coverage for Exome and Genome
•Expanded the number of state Medicaid programs covering whole genome sequencing to 25 with the addition of Arkansas and Utah Medicaid.
•Appointed Nicole Maassen, J.D. as Chief Patient Access Officer to lead Market Access and Government Affairs with a focus on advancing payer partnerships, building upon government relations efforts, and translating positive coverage policies into timely access for children who need testing.
Innovation and Clinical Leadership
•Published new data in collaboration with the clinical genetics team at Seattle Children’s demonstrating that implementing first-tier rapid genome sequencing (rGS) broadly across inpatient pediatric care units improves diagnostic rates, patient outcomes, and operational efficiency within health systems.
•Presented 27 scientific abstracts at the American Society of Human Genetics (ASHG) 2026 Annual Meeting, highlighting how exome and genome sequencing are advancing scientific discovery, earlier diagnosis and more precise care. GeneDx research highlighted:
◦Scaling genomic interpretation with AI and machine learning: A GeneDx-led platform presentation explores machine learning to prioritize relevant copy number variants (CNVs), reflecting the company’s human-first, human-last approach to leveraging AI decision support tools in exome and genome sequencing analysis.

◦Advancing exome and genome sequencing as standard of care: Research from more than 100,000 individuals with autism examines factors influencing molecular diagnostic yield, adding evidence to support broad genomic testing for complex neurodevelopmental conditions.
◦Translating clinical data into actionable insights: Studies explore genotype-first reanalysis, emerging genotype-phenotype associations, rare variant detection and the health-economic value of first-line exome and genome sequencing.
◦Accelerating gene discovery: Nine abstracts using GeneDx Infinity™, GeneMatcher and global research collaborations to identify novel disease-associated genes and expand understanding of developmental and neurodevelopmental disorders.
•Demonstrated progress toward making genomic newborn screening a scalable and accessible part of proactive healthcare at the International Consortium on Newborn Sequencing (ICoNS) conference, including new findings from the GUARDIAN study, which has enrolled 30,000 newborns with a 72.3% parental participation rate, demonstrating the feasibility and clinical value of genomic newborn screening across diverse populations.
•Partnered with the BRIDGES-NBS initiative to begin enrollment in Oregon as part of the nation's first coordinated, multi-state genomic newborn screening study. GeneDx serves as the integrated laboratory partner, providing genome sequencing and interpretation to screen up to 30,000 newborns for more than 700 actionable genetic conditions over two years.
Webcast and Conference Call Details
GeneDx will host a conference call today, November 9, 2026, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Non-GAAP Financial Measures
GeneDx believes non-GAAP measures are useful in evaluating its operating performance. GeneDx uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GeneDx believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, depreciation and amortization, restructuring costs, changes in the fair value of financial liabilities, non-core lease costs, and other expenses that the Company believes are not indicative of its ongoing operations. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our future performance and our market opportunity, including our expectations for full year and fourth quarter 2026 revenue, exome and genome revenue and test volumes, adjusted gross margin and adjusted net income. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) future expansion of insurance coverage for exome and genome testing, and (v) the anticipated impacts of regulatory reimbursement changes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 4, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 3, 2026, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2026, filed with the SEC on November 9, 2026, and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
GeneDx’s (Nasdaq: WGS) mission is to empower everyone to live their healthiest life through genomics. GeneDx combines unmatched clinical expertise, advanced technology, and the power of GeneDx Infinity™ – the world’s largest rare disease genomic dataset. This unparalleled foundation powers GeneDx’s ExomeDx™ and GenomeDx™ tests – ranked #1 by expert geneticists and granted FDA Breakthrough Device designation – enabling clinicians to deliver precise, fast, and actionable diagnoses. GeneDx Infinity also fuels discovery for biopharma, with the most powerful AI-driven genomic intelligence. A genomics pioneer over the last 25 years, diagnosing more than 4,800 genetic diseases and publishing more than 1,100 research publications, GeneDx is building the network that will drive the future of genomic precision medicine. For more information, visit genedx.com and connect with us on LinkedIn, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume & Revenue

	3Q26	2Q26	1Q26	4Q25	3Q25
Volumes
Whole exome, whole genome	32,134	30,785	27,488	27,761	25,702
Other panels	26,524	32,057	27,729	31,281	34,514
Total	58,658	62,842	55,217	59,042	60,216

Revenue ($ millions)
Whole exome, whole genome	$110.4	$100.3	$90.6	$104.0	$98.9
Other panels	9.7	11.6	10.7	13.3	14.6
Data information	2.8	2.3	0.8	2.6	1.5
Software and interpretation services	0.2	0.2	0.2	1.1	1.7
Total	$123.1	$114.4	$102.3	$121.0	$116.7

Unaudited Select Financial Information

	Three months ended September 30, 2026
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$120,059	$—	$—	$—	$—	$—	$120,059
Other revenue	3,042	—	—	—	—	—	3,042
Total revenue	123,101	—	—	—	—	—	123,101
Cost of services	37,041	(1,687)	(371)	(18)	—	—	34,965
Gross profit	86,060	1,687	371	18	—	—	88,136
Gross margin	69.9%						71.6%
Research and development	17,366	(430)	(1,549)	51	—	—	15,438
Selling, general and administrative	79,122	(4,778)	(6,333)	(900)	—	(3,118)	63,993
(Loss) income from operations	(10,428)	6,895	8,253	867	—	3,118	8,705

Interest expense, net	(1,779)	—	—	—	—	1,779	—
Other income (expense), net	(94)	—	—	—	—	—	(94)
Income tax expense	(26)	—	—	—	—	26	—
Net (loss) income	$(12,327)	$6,895	$8,253	$867	$—	$4,923	$8,611

Basic (loss) earnings per share(1)	$(0.41)						$0.29
Diluted (loss) earnings per share(1)	$(0.41)						$0.28

	Three months ended September 30, 2025
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$113,523	$—	$—	$—	$—	$—	$113,523
Other revenue	3,220	—	—	—	—	—	3,220
Total revenue	116,743	—	—	—	—	—	116,743
Cost of services	32,216	(1,374)	(219)	—	—	—	30,623
Gross profit	84,527	1,374	219	—	—	—	86,120
Gross margin	72.4%						73.8%
Research and development	19,829	(242)	(1,749)	196	—	—	18,034
Selling, general and administrative	67,949	(4,858)	(8,618)	(324)	—	(2,297)	51,852
(Loss) income from operations	(3,251)	6,474	10,586	128	—	2,297	16,234

Interest expense, net	(562)	—	—	—	—	562	—
Other income (expense), net	(3,575)	—	—	—	3,401	(2)	(176)
Income tax expense	(247)	—	—	—	—	247	—
Net (loss) income	$(7,635)	$6,474	$10,586	$128	$3,401	$3,104	$16,058

Basic (loss) earnings per share(1)	$(0.27)						$0.56
Diluted (loss) earnings per share(1)	$(0.27)						$0.53
(1)Basic and diluted reported loss per share and Basic adjusted earnings per share are calculated based on 29,880,144 weighted average shares outstanding and Diluted adjusted earnings per share is calculated based on 30,756,054 weighted average shares outstanding for the three months ended September 30, 2026. Basic and diluted reported loss per share and Basic adjusted earnings per share are calculated based on 28,797,730 weighted average shares outstanding and Diluted adjusted earnings per share is calculated based on 30,152,510 weighted average shares outstanding for the three months ended September 30, 2025.
(2)Other represents interest expense, net, income tax expense, non-core lease costs, and costs related to legal reserves for all periods presented. For the three months ended September 30, 2026, Other also includes third party advisor fees related to our Revenue Cycle Transformation. For the three months ended September 30, 2025, Other also includes transaction costs incurred in connection with the acquisition of Fabric Genomics.

Unaudited Select Financial Information

	Three months ended June 30, 2026
	Reported	Depreciation and amortization	Stock-based compensation	Restructuring costs	Change in FV of financial liabilities	Other(2)	Adjusted
Diagnostic test revenue	$111,886	$—	$—	$—	$—	$—	$111,886
Other revenue	2,554	—	—	—	—	—	2,554
Total revenue	114,440	—	—	—	—	—	114,440
Cost of services	36,202	(1,726)	(561)	(47)	—	—	33,868
Gross profit	78,238	1,726	561	47	—	—	80,572
Gross margin	68.4%						70.4%
Research and development	19,656	(271)	(1,387)	(1,036)	—	—	16,962
Selling, general and administrative	76,037	(4,717)	(4,394)	(2,212)	—	(1,353)	63,361
Impairment loss	—	—	—	—	—	—	—
(Loss) income from operations	(17,455)	6,714	6,342	3,295	—	1,353	249

Interest expense, net	(1,185)	—	—	—	—	1,185	—
Other (expense) income, net	382	—	—	—	(220)	—	162
Income tax benefit	518	—	—	—	—	(518)	—
Net (loss) income	$(17,740)	$6,714	$6,342	$3,295	$(220)	$2,020	$411

Basic (loss) earnings per share(1)	$(0.60)						$0.01
Diluted (loss) earnings per share(1)	$(0.60)						$0.01
(1)Basic and diluted reported loss per share and Basic adjusted earnings per share are calculated based on 29,710,139 weighted average shares outstanding and Diluted adjusted earnings per share is calculated based on 30,144,132 weighted average shares outstanding for the three months ended June 30, 2026.
(2)For the three months ended June 30, 2026, Other represents interest expense, net, income tax benefit, non-core lease costs, and costs related to legal reserves.

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2026 (Unaudited)	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$96,139	$104,997
Marketable securities	73,979	66,285
Accounts receivable	92,131	74,370
Inventory, net	21,703	13,951
Prepaid expenses and other current assets	12,943	8,685
Total current assets	296,895	268,288
Operating lease right-of-use assets	32,404	23,412
Property and equipment, net	53,531	45,693
Goodwill	1,641	13,520
Intangible assets, net	137,732	168,481
Other assets(1)	4,281	4,316
Total assets	$526,484	$523,710
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$32,426	$57,645
Short-term lease liabilities	5,823	4,404
Other current liabilities	33,154	46,859
Total current liabilities	71,403	108,908
Long-term debt, net of current portion	146,229	48,176
Long-term lease liabilities	63,332	56,046
Other liabilities	71	1,641
Deferred taxes	760	757
Total liabilities	281,795	215,528
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	3	3
Additional paid-in capital	1,711,675	1,680,738
Accumulated deficit	(1,466,878)	(1,373,495)
Accumulated other comprehensive (loss) income	(111)	936
Total stockholders’ equity	244,689	308,182
Total liabilities and stockholders’ equity	$526,484	$523,710
(1)Other assets includes $1.0 million of restricted cash as of both September 30, 2026 and December 31, 2025.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue
Diagnostic test revenue	$120,059	$113,523	$333,244	$299,382
Other revenue	3,042	3,220	6,551	7,168
Total revenue	123,101	116,743	339,795	306,550
Cost of services	37,041	32,216	107,286	92,645
Gross profit	86,060	84,527	232,509	213,905
Research and development	17,366	19,829	56,826	47,485
Selling, general and administrative	79,122	67,949	229,750	165,262
Impairment loss	—	—	31,287	—
(Loss) income from operations	(10,428)	(3,251)	(85,354)	1,158

Non-operating expense, net
Change in fair value of financial liabilities	—	(3,401)	2,760	(2,320)
Interest expense, net	(1,779)	(562)	(3,681)	(2,019)
Loss on extinguishment of debt	—	—	(6,565)	—
Other (expense) income, net	(94)	(174)	(138)	274
Total non-operating expense, net	(1,873)	(4,137)	(7,624)	(4,065)
Loss before income taxes	(12,301)	(7,388)	(92,978)	(2,907)
Income tax expense	(26)	(247)	(405)	(448)
Net loss	$(12,327)	$(7,635)	$(93,383)	$(3,355)

Weighted-average shares outstanding of Class A common stock - Basic and Diluted	29,880,144	28,797,730	29,643,799	28,505,657
Loss per share, Class A common stock - Basic and Diluted	$(0.41)	$(0.27)	$(3.15)	$(0.12)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2026	2025
Operating activities
Net loss	$(93,383)	$(3,355)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	20,418	18,343
Stock-based compensation expense	23,591	22,382
Change in fair value of financial liabilities	(2,760)	2,320
Deferred tax expense	405	448
Legal reserves	—	810
Change in third party payor reserves	(1,370)	8,746
Loss on extinguishment of debt	6,565	—
Impairment loss	31,287	—
Other	3,611	2,534
Change in operating assets and liabilities:
Accounts receivable	(17,982)	(22,799)
Inventory	(7,823)	(72)
Accounts payable and accrued expenses	(19,308)	5,185
Other assets and liabilities	(15,239)	1,827
Net cash (used in) provided by operating activities	(71,988)	36,369
Investing activities
Acquisition of business, net of cash acquired	—	(33,195)
Purchases of marketable securities	(40,859)	(36,535)
Proceeds from sales of marketable securities	3,172	—
Proceeds from maturities of marketable securities	29,175	33,955
Purchases of property and equipment and development of internal-use software	(21,791)	(14,670)
Net cash used in investing activities	(30,303)	(50,445)
Financing activities
Proceeds from long term debt, net of issuance costs	146,027	—
Proceeds from offerings, net of issuance costs	—	25,568
Proceeds from issuance of common stock from securities purchase agreement	5,000	—
Proceeds from issuance of common stock from subscription agreements	476	—
Proceeds from issuance of common stock pursuant to employee stock purchase plan	1,793	1,262
Exercise of stock options	58	982
Repayment of long-term debt, including prepayment penalty - Perceptive	(54,000)	—
Repayment and principal payments for long-term debt - DECD	(4,447)	(906)
Finance lease principal payments	(1,473)	(2,074)
Net cash provided by financing activities	93,434	24,832
Net (decrease) increase in cash, cash equivalents and restricted cash	(8,857)	10,756
Cash, cash equivalents and restricted cash, at beginning of period	105,989	86,202
Cash, cash equivalents and restricted cash, at end of period (1)	$97,132	$96,958

Supplemental disclosures of cash flow information
Cash paid for interest	$6,678	$4,835
Cash paid for taxes	$2,394	$1,039
Purchases of property and equipment in accounts payable and accrued expenses	$1,610	$4,472
Lease liability from obtaining right-of-use asset	$12,086	$—
(1)Cash, cash equivalents and restricted cash as of September 30, 2026 excludes marketable securities of $74.0 million.